UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2007

(Date of report; date of earliest event reported)

Commission file number: 1-9117

RYERSON INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3425828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2621 West 15th Place

Chicago, Illinois 60608

(Address of principal executive offices)

(Zip Code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2007, Neil Novich, the Chairman, President and Chief Executive Officer of Ryerson Inc. (the “Company”), Jay Gratz, the Company’s Executive Vice President and Chief Financial Officer, and Gary Niederpruem, the Company’s Executive Vice President, left the Company.

On October 22, 2007, Robert Archambault was appointed as the Company’s interim Chief Executive Officer, Stephen Makarewicz was appointed as the Company’s President and Chief Operating Officer and Terence Rogers was appointed as the Company’s Executive Vice President and Chief Financial Officer.

Mr. Archambault, age 43, is a partner at Platinum Equity, LLC. He joined Platinum Equity, LLC in 1997 and is responsible for operations strategy in the mergers and acquisitions process. Affiliates of Platinum Equity, LLC own Rhombus Holding Corporation, the parent of the Company.

Mr. Makarewicz, age 60, served as President, Chicago Division, since February 2007 and of Ryerson South, a unit of the Company, since June 2000 and President, Chief Executive Officer and Chief Operating Officer of J.M. Tull Metals Company, Inc. from October 1994 until its January 1, 2006 merger with Joseph T. Ryerson & Son, Inc.

Mr. Rogers, age 47 served as Vice President—Finance of the Company since September 2001 and Treasurer of the Company since February 1999. He was Chief Procurement Officer from April 2000 to July 2001.

Item 9.01.	Financial Statements and Exhibits

(a) None

(b) None

(c) None

(d) None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2007	/s/ Virginia M. Dowling
	By:	Virginia M. Dowling
	Its:	Vice President, Deputy General Counsel and Secretary

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